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                                 Exhibit 10.26

                              AMENDMENT NO. 97-1 TO
                    THE PACIFIC CENTURY FINANCIAL CORPORATION
                       DIRECTOR STOCK COMPENSATION PROGRAM
                       -----------------------------------

          In accordance with the provisions of its Article 7, the Pacific Century Financial Corporation Director Stock Compensation Program ("Program") is amended effective as of November 1, 1997, as follows:

          1. New Section 8A shall be added at the end of Section 8, Plan I, Pacific Century Financial Corporation Director Stock Option Plan, as follows:

          Section 8A. Option Rights Upon Disability of Optionee. If an optionee under this Plan ceases to serve as a Director due to "Disability", his option shall expire one year after the date of such termination of service unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of such termination of service, by the optionee or by his legal guardian on behalf of the optionee. For purposes of this
     Section 8A, the term "Disability" shall mean disability as defined under the then existing insured disability income benefit program maintained by the Bank of Hawaii, regardless of whether the optionee is covered under such program.

          2. The reference to "death" in Section 7, Plan I, Pacific Century Financial Corporation Director Stock Option Plan, shall be revised to refer to the phrase "death or Disability (as described in Section 8A below)".

          3. The first sentence, Section 7, Plan II, Pacific Century Financial Corporation Restricted Share Plan, shall be removed and the following provisions shall be inserted in lieu thereof:
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     The restrictions set forth in Section 3 above relating to the forfeiture or redemption of restricted shares and Section 4 above relating to the nontransferability of restricted shares shall lapse and no longer apply upon the earlier of (a) the expiration of the Restriction Period, (b) the death of the Director, (c) the cessation of service as a Director due to "Disability", (d) the occurrence of a "Change in Control" of the Company, or (e) the removal of the Director from office by stockholders without cause. A "Disability" shall mean disability as defined under the then existing insured disability income benefit program maintained by the Bank of Hawaii, regardless of whether the Director is covered under such program.

          4. The references to "clause (b), (c), or (d) of Section 7 below" which are contained in Section 3, Plan II, Pacific Century Financial Corporation Restricted Share Plan, shall be revised to refer to "clause (b), (c), (d), or
(e) of Section 7 below".

     To record the adoption of this amendment to the Program, Pacific Century Financial Corporation has executed this document this 24th day of October, 1997.

                                   PACIFIC CENTURY FINANCIAL
                                     CORPORATION

                                   By   /S/  LAWRENCE M. JOHNSON
                                        ---------------------------
                                        Its Chief Executive Officer

                                   By   /S/  RICHARD J. DAHL
                                       -----------------------------
                                        Its President